UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

Pulmatrix, Inc. (the “Company”) filed a Current Report 8-K on April 12, 2021 (the “Original Form 8-K”).

This Amendment No. 1 on Form 8-K/A is being filed to correct a typographical error in Exhibit 99.2 of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 8.01. Other Events.

The Company issued a corrected press release regarding the termination of the License, Development and Commercialization Agreement by and between Johnson & Johnson Enterprise Innovation, Inc. and the Company on April 12, 2021, which is attached hereto as Exhibit 99.1. The original press release incorrectly noted that the Company plans to initiate a PUR1800 Phase 2 proof-of-concept efficacy study for the treatment of AECOPD in 2021. This study is not expected to commence until 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: April 13, 2021	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer